EXHIBIT 3.3
                           SECOND AMENDED AND RESTATED
                                     BYLAWS
                                       of
                              EXPRESS SCRIPTS, INC.

                           Adopted September 24, 1997
                                  (As Amended)

1.       MEETINGS OF STOCKHOLDERS.

     1.1 ANNUAL MEETING. The annual meeting of stockholders shall be held on the date and at the time fixed from time to time by the board of directors (the "Board"), provided, that each successive annual meeting shall be held on the fourth Wednesday in May of each year if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, or on such other date or time and at such place in May, June, July, August or September as may be determined from time to time by resolutions adopted by the Board of Directors.

     1.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by resolution of the Board and shall be called by the president or secretary upon the written request of holders of shares entitled to cast at least 50% of the votes of all outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

     1.3 PLACE AND TIME OF MEETINGS. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board.

     1.4 NOTICE OF MEETING; WAIVER OF NOTICE. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these Bylaws or by law. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when deposited in the United States mail with postage prepaid addressed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

     1.5 QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all outstanding shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

     1.6 VOTING; PROXIES. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes of shares present in person or represented by proxy and entitled to vote at a meeting of stockholders, except as otherwise provided by law. Directors shall be elected in the manner provided in Section 2.1 of these Bylaws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for such stockholder by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

     1.7 LIST OF STOCKHOLDERS. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

     1.8 NOTICE OF STOCKHOLDER NOMINEE.(1) Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election by the stockholders as directors of the corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board, (b) by the holders of shares entitled to cast at least 50% of the votes of all outstanding shares entitled to vote, or
(c) by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this paragraph. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 90 days nor more than 120 days prior to such anniversary date, and
(ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper written form, such stockholders' notice to the secretary shall set forth in writing (a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (b) as to such stockholder (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election by the stockholders as a director unless nominated in accordance with the procedures set forth in the Bylaws of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination as not made in accordance with the procedures prescribed by the Bylaws of the corporation, and if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     1.9 STOCKHOLDER PROPOSALS.(1) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board, (b) by the holders of shares entitled to cast at least 50% of the votes of all outstanding shares entitled to vote, or (c) by any stockholder who complies with the procedures set forth in this paragraph. For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 90 days nor more than 120 days prior to such anniversary date, and
(ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper written form, such stockholder's notice to the secretary shall set forth in writing as to each matter such stockholder proposed to bring before the annual meeting (a) the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of such stockholder, (c) the class and number of shares of the corporation which are beneficially owned by such stockholder, and (d) any material interest of such stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     1.10 PUBLIC DISCLOSURE. For purposes of Sections 1.8 and 1.9 hereof, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or Corporate News Service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     1.11 MEETING REQUIRED. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such vote may only be taken at an annual or special meeting with prior notice, except as provided in the Restated Certificate of Incorporation, as amended.

     1.12 ELECTION OUT OF SECTION 203. Pursuant to the corporation's original Certificate of Incorporation, the corporation has expressly elected not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

2.       BOARD OF DIRECTORS.

     2.1 NUMBER, QUALIFICATION, ELECTION AND TERM OF DIRECTORS. The business and affairs of the corporation shall be managed by or under the direction of the Board. The number of directors may be fixed or changed from time to time by resolution of a majority of the entire Board or by the stockholders, or, if the number is not fixed, the number shall be ten, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes of shares present in person or represented by proxy and entitled to vote on the election of directors and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9. As used in these Bylaws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

     2.2 QUORUM AND MANNER OF ACTING. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Unless otherwise provided by law or these Bylaws, the affirmative vote of a majority of the directors comprising the entire Board shall be required to take action in respect of any matter presented to or requiring the approval of the Board, including, but not limited to, the following actions by the corporation:

     (a) declaring or paying any dividends or any distributions upon any of the stock of the corporation;

     (b) authorizing, issuing or executing any agreement providing for the issuance (contingent or otherwise) of any equity securities (or any securities convertible into or exchangeable for any equity securities);

     (c) merging or consolidating the corporation with any entity or any other business combination, acquisition, liquidation, reorganization, recapitalization or dissolution or entering into any agreement providing for any of the foregoing;

     (d) selling, leasing or otherwise disposing of any material portion of the corporation's assets outside of the ordinary course of business in any transaction or series of related transactions;

     (e) entering into or amending any employment or consultant agreement with any individual to provide for compensation in excess of $250,000 per annum or paying any bonus in excess of $100,000 to any employee;

     (f)  selecting  and  engaging  the  corporation's   principal  accountants,
corporate counsel and investment bankers;

     (g) approving the corporation's annual budget;

     (h) making any capital expenditure not specifically approved in the corporation's annual budget in excess of $500,000 for any expenditure or $1,000,000 in the aggregate per year;

     (i) subject to Section 3.3 hereof, adopting, amending, modifying or terminating any stock option, employee stock ownership, pension, profit-sharing or other employee benefit or welfare plan or granting any options or rights to acquire shares of capital stock of the corporation;

     (j) creating, incurring or assuming any indebtedness for borrowed money in excess of $500,000 in the aggregate at any one time outstanding or making any loans or advances to, guarantees for the benefit of, or investments in, any entity in excess of $500,000 in the aggregate for all loans or advances at any one time outstanding, $500,000 in the aggregate for all guarantees at any one time outstanding, and $500,000 in the aggregate for all investments at any one time outstanding, except for (1) short-term investments having a stated maturity no greater than one year from the date the corporation makes such investment in
(A) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (B) certificates of deposit of commercial banks having combined capital and surplus of at least $250,000,000, or (C) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., and (2) investments approved in the corporation's annual budget;

     (k) changing the nature, purpose or strategic direction of the corporation; or

     (l) entering into any contract, lease or other commitment that is not in the ordinary course of business, and pursuant to which the corporation is obligated to make payments in excess of $1,000,000. For purposes of the preceding sentence, "ordinary course of business" means any lease or any contract with customers or suppliers, which is repetitive in nature, which does not vary in substantial terms and conditions from similar leases or contracts of the Company, and which is customary in the business.

     2.3 PLACE OF MEETINGS. Meetings of the Board may be held in or outside Delaware.

     2.4 ANNUAL AND REGULAR MEETINGS. Annual meetings of the Board for the election of officers and consideration of other matters shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these Bylaws. Regular meetings of the Board may be held without notice and, unless otherwise specified by the Board, shall be held once during every other calendar month at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

     2.5 SPECIAL MEETINGS. Special meetings of the Board may be called by the chairman of the board, the president or by a majority of the directors in office.

     2.6 NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director in advance of the time set for such meeting as provided herein. Notice of a special meeting need not state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken. Notice of a special meeting may be given by any one or more of the following methods and the method used need not be the same for each director being notified:

     (a) Written notice sent by mail at least three days prior to the meeting;

     (b) Personal service at least twenty-four (24) hours prior to the time of the meeting;

     (c) Telegraphic notice at least twenty-four (24) hours prior to the time of the meeting, said notice to be sent as a straight full-rate telegram;

     (d) Telephonic notice at least twenty-four (24) hours prior to the time of the meeting; or

     (e) Facsimile transmission at least twenty-four (24) hours prior to the time of the meeting.

     2.7 BOARD OR COMMITTEE ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

     2.8 PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE TELEPHONE. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     2.9 RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by delivering his or her resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

     2.10 VACANCIES. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

     2.11 COMPENSATION. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

     2.12 NOTICE TO MEMBERS OF THE BOARD OF DIRECTORS. Each member of the Board of Directors shall file with the Secretary of the corporation an address to which mail or telegraphic notices shall be sent and a telephone number to which a telephonic or facsimile notice may be transmitted. A notice mailed, telegraphed, telephoned or transmitted by facsimile in accordance with the instructions provided by the director shall be deemed sufficient notice. Such address or telephone number may be changed at any time and from time to time by a director by giving written notice of such change to the Secretary. Failure on the part of any director to keep an address and telephone number on file with the Secretary shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address and telephone number are not on file with the Secretary. A notice shall be deemed to be mailed when deposited in the United States mail, postage prepaid. A notice shall be deemed to be telegraphed when the notice is delivered to the transmitter of the telegram and either payment or provision for payment is made by the corporation. Notice shall be deemed to be given by telephone if the notice is transmitted over the telephone to some person
(whether or not such person is the director) or message recording device answering the telephone at the number which the director has placed on file with the Secretary. Notice shall be deemed to be given by facsimile transmission when sent to the telephone number which the director has placed on file with the Secretary.

3.       COMMITTEES.

     3.1 EXECUTIVE COMMITTEE. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee consisting of five directors or such other number as may be specified by the Board; the Executive Committee shall be vested with the powers of the Board of Directors, including, without limitation, the power to approve any matter set forth in section 2.2, when the Board is not in session, except as otherwise provided in the resolution, by these Bylaws, section 141(c) of the General Corporation Law of the State of Delaware, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting. Unless otherwise specified by the Board or the Executive Committee, meetings of the Executive Committee shall be held once during every calendar month in which a meeting of the Board is not scheduled.

     3.2 AUDIT COMMITTEE.

     (a) The Board, by resolution adopted by a majority of the entire Board, may designate an Audit Committee consisting of three directors or such other number as may be specified by the Board, which shall review the internal controls of the corporation, any transactions with related parties of the corporation of a magnitude such that it would be required to be disclosed in the corporation's proxy statement under the Securities and Exchange Commission's rules and regulations as in effect at the time of the transaction, and the objectivity of its financial reporting, and have such other powers and duties as the Board determines. The members of the Audit Committee shall serve at the pleasure of the Board. All action of the Audit Committee shall be reported to the Board at its next meeting.

     (b) A majority of the directors on the Audit Committee shall be persons who are not directors of New York Life Insurance Company or its subsidiaries (other than the corporation), or officers or employees of New York Life or its subsidiaries. The Audit Committee shall not act at any time that the requirements of the preceding sentence are not met.

     3.3 COMPENSATION COMMITTEE. The Board, by resolution adopted by a majority of the entire Board, may designate a Compensation Committee consisting of three directors or such other number as may be specified by the Board, which shall administer the corporation's compensation plans and have such other powers and duties as the Board determines. The members of the Compensation Committee shall serve at the pleasure of the Board. All action of the Compensation Committee shall be reported to the Board at its next meeting.

     3.4 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

     3.5 RULES APPLICABLE TO COMMITTEES. The Board may designate one or more directors as alternate members of any committee (other than the Audit Committee), who may replace any absent or disqualified member at any meeting of the committee. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting. The affirmative vote of a majority of the members of a committee shall be required to take action in respect of any matter presented to or requiring the approval of the committee.

     3.6 ELECTION PURSUANT TO SECTION 141(C)(2). By resolution of the Board of Directors, the corporation has elected pursuant to Section 141(c) of the Delaware General Corporation Law to be governed by paragraph (2) of Section 141(c) in respect of committees of the Board of Directors.

4.       OFFICERS.

     4.1 NUMBER; SECURITY. The executive officers of the corporation shall be the chairman of the board, the president, one or more vice presidents (including executive vice president(s) and senior vice president(s) if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     4.2 ELECTION; TERM OF OFFICE. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

     4.3 SUBORDINATE OFFICERS. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

     4.4 RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the president.

     4.5 VACANCIES. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these Bylaws for election or appointment to the office.

     4.6 CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to him.

     4.7 PRESIDENT. The president shall be the chief executive officer of the corporation. Subject to the control of the Board, he or she shall have general supervision over the business of the corporation and shall have such other powers and duties as chief executives of corporations usually have or as the Board assigns to him or her.

     4.8 VICE PRESIDENT. Each vice president shall have such powers and duties as the Board or the president assigns to him or her.

     4.9 TREASURER. The treasurer shall be the chief financial officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the president assigns to him or her.

     4.10 SECRETARY. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he or she shall have such powers and duties as the Board or the president assigns to him or her. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

     4.11 SALARIES. The Board may fix the officers' salaries, if any, or it may authorize the president to fix the salary of any other officer.

5.       SHARES.

     5.1 SHARES OF THE CORPORATION. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, representing the number of shares registered in certificate form. The signatures of any such officers thereon may be facsimiles. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. The certificate shall also be signed by the transfer agent and a registrar and the signature of either the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar had not ceased to be such officer, transfer agent, or registrar at the date of its issue.

     5.2 STOCK RECORDS. The corporation or a transfer agent shall keep stock books in which shall be recorded the number of shares issued, the names of the owners of the shares, the number owned by them respectively, whether such shares are represented by certificates or are uncertificated, and the transfer of such shares with the date of transfer.

     5.3 TRANSFERS. Transfers of stock shall be made only on the stock transfer record of the corporation upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power, except in the case of uncertificated shares, for which the transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the corporation. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, or the transfer documentation for the uncertificated shares is executed by someone other than the holder of record thereof, evidence of authority to transfer same shall also be submitted with the certificate or transfer documentation. All certificates surrendered to the corporation for transfer shall be canceled.

     5.4 REGULATIONS GOVERNING ISSUANCE AND TRANSFERS OF SHARES. The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the corporation. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

     5.5 TRANSFER AGENTS AND REGISTRARS. The Board may appoint, or authorize one or more officers to appoint, one or more transfer agents and one or more registrars.

     5.6 DETERMINATION OF STOCKHOLDERS OF RECORD. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.       MISCELLANEOUS.

     6.1 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which is was incorporated.

     6.2 FISCAL YEAR. The Board may determine the corporation's fiscal year. Until changed by the Board, the corporation's fiscal year shall be the calendar year.

     6.3 VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations which are held by the corporation may be represented and voted by the president or a vice president of this corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

     6.4 AMENDMENTS. Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any bylaw adopted by the Board may be amended or repealed by the stockholders.

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(1) As amended October 7, 1998